UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 26, 2024
J.W. Mays, Inc.
(Exact name of registrant as specified in its charter)
New York	1-3647	11-1059070
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9 Bond Street, Brooklyn, New York	11201-5805
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	718-624-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	MAYS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Report Contains 3 Pages.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders was held on November 26, 2024.
(b)	The shareholders elected all of the Company’s nominees for directors and ratified the appointment of Prager Metis CPA’s, LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2025.
A.	Fixing Number of Directors at seven:

	For:	1,364,295
	Against:	1,425
	Abstain:	3
	Non-Votes	4,581

B.	Election of Directors:

	Name	Shares For	Shares Withheld	Non-Votes
	Jennifer L. Caruso	1,295,591	2,237	72,476
	Robert L. Ecker	1,296,589	1,239	72,476
	Mark S. Greenblatt	1,296,589	1,239	72,476
	Steven Gurney-Goldman	1,242,572	55,256	72,476
	Melinda S. Koster	1,296,591	1,237	72,476
	Dean L. Ryder	1,293,461	4,367	72,476
	Lloyd J. Shulman	1,295,587	2,241	72,476

C.	Ratification of Prager Metis CPA’s, LLP:

	For:	1,369,485
	Against:	819
	Abstain:	0
	Non-Votes	0

D.	Advisory Vote of Resolution Approving Compensation of Named Executive Officers:

	For:	1,295,958
	Against:	1,822
	Abstain:	48
	Non-Votes	72,476

E.	Advisory Vote of Proposal on Frequency of Future Executive Compensation Advisory Votes:

	Choice 1 - Every One Year:	1,287,873
	Choice 2 - Every Two Years:	0
	Choice 3 - Every Three Years	9,955
	Abstain:	0
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.W. MAYS, INC.
Dated: November 26, 2024	By:	Ward Lyke
	Name:	Ward Lyke
	Title:	Vice President,
Chief Financial Officer and Treasurer

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